Exhibit 23.3

CONSENT OF TUUN CONSULTING INC.

We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Silver Bull Resources, Inc. (the "Company"), which are set forth in the Company's Annual Report on Form 10-K for the year ended October 31, 2015, in this Registration Statement on Form S-8, or in any amendment, prospectus or supplement thereto.

TUUN CONSULTING INC.

Date: October 24, 2016	By:	/s/ Allan Reeves
Name: Allan Reeves, P.Geo., PMP
Title: President